Exhibit 4.64

Shareholder’s Voting Power Assignment Agreement

This Shareholder’s Voting Power Assignment Agreement (hereinafter referred to as the “Agreement”) is made and entered into by the following parties on January 10, 2018 in Shenzhen, the People’s Republic of China (hereinafter referred to as the “PRC”, which excludes, for the purpose of this Agreement, Hong Kong, Macau and Taiwan):

Party A:

500.COM LIMITED

Registered Address: Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands

Party B:

Zhang Han, ID Card No.: 422802198708030014

Party C

Yu Bo, ID Card No.: 420106196805034857;

Party D:

E-Sun Sky Computer (Shenzhen) Co., Ltd.

Registered Address: Room B01, Floor 8, Block B, Building No.7, Yuehai Street, Shenzhen Bay Eco-Technology Park Nanshan District, Shenzhen

Party A, Party B, Party C and Party D shall be hereinafter collectively referred to as the “Parties”, and Party C and Party D shall be collectively referred to as the “Shareholders”.

Whereas:

1.	Shareholders as shareholders of Shenzhen Youlanguang Science and Technology Co., Ltd. (hereinafter referred to as “Youlanguang”) hold 100% equity of Youlanguang (hereinafter referred to as the “Equity of Shareholders”).

2.	Shareholders agree to entrust Party A or the entity or individual designated by Party A to exercise their shareholder’s rights in Youlanguang in accordance with the terms and conditions agreed herein and Party A agrees to accept such entrustment in accordance with the terms and conditions agreed herein.

3.	Shareholders have issued a Power of Attorney (hereinafter referred to as the “Prior POA”) to entrust Party D to exercise their shareholder’s rights in Youlanguang on January 10, 2018.

THEREFORE, the Parties hereby agree as follows:

Article 1 The Parties confirm and agree that, at the effectiveness of this Agreement, the Prior POA shall immediately terminate, and all rights and obligations of Party D under the Prior POA shall terminate simultaneously.

Article 2 On the effective date of this Agreement, Shareholders irrevocably entrust Party A or the entity or individual designated by Party A to exercise all of their shareholder’s voting power and other shareholder’s rights under the laws and the articles of association at the shareholders’ meeting of Youlanguang on behalf of Shareholders, which include but not limited to the right to sell, transfer, pledge or dispose any or all of the equity held by Shareholders in Youlanguang; the right to convene, attend or preside over the shareholders’ meeting of Youlanguang as an authorized representative of Youlanguang’s shareholders; the right to elect and replace executive director, director, supervisor, manager and other senior executive; the right to deliberate and approve the profits distribution scheme and loss make-up scheme of Youlanguang and resolve on Youlanguang’s merger, split, liquidation or change of corporate form; and the right to decide the operation policy and investment plan of Youlanguang and amend the articles of association, etc.

Article 3 Party A may designate an entity or individual permitted by relevant applicable laws to accept the proxy granted by the Shareholders in Article 2 hereof, and will exercise such voting power and shareholder’s rights on behalf of Shareholders in accordance with the provisions of this Agreement.

Article 4 Shareholders hereby confirm that they will entrust Party A or the entity or individual designated by Party A to exercise all shareholder’s voting power and other shareholder’s rights regardless of any change in the equity of Youlanguang.

Article 5 Shareholders hereby confirm that if Party A recalls designation to relevant entity or individual, they will immediately recall the proxy and authorization granted to such entity or individual, and will according to the designation of Party A, authorize another entity or individual designated by Party A to exercise all shareholder’s voting power and other shareholder’s rights of Shareholders at the shareholders’ meeting of Youlanguang. During the term of this Agreement, Shareholders hereby waive all rights they have granted to Party A through this Agreement in connection with the Equity of Shareholders, and will no longer exercise such rights by themselves or entrusting other parties other than the person designated by Party A.

Article 6 This Agreement shall be signed by the Parties personally or their respective legal representatives or authorized representatives and take effect on the date first written above. Unless otherwise explicitly specified herein or except Party A determines to terminate this Agreement in writing, this Agreement shall be in full effect and force during the period when Shareholders hold any equity of Youlanguang. During the term of this Agreement, unless otherwise provided for by laws, Shareholders shall in no case cancel, terminate in advance or rescind this Agreement. Notwithstanding the foregoing, Party A may at any time issue a written notice to Shareholders thirty (30) days in advance to terminate this Agreement.

Article 7 Unless otherwise provided herein, the amendment to and/or termination of this Agreement must be consented by the Parties in writing. Any amendment and supplement will become an integral part of this Agreement after proper execution by the Parties and have same legal effect as this Agreement.

Article 8 If any provision of this Agreement is invalid or unenforceable due to inconsistency with relevant laws, such provision shall be deemed invalid only to the extent where the relevant laws apply, and will not affect the legal validity of other provisions of this Agreement.

Article 9 Any notice or other communication given by any Party as required hereunder shall be written in Chinese and delivered by personal delivery, mail or fax to the following address of other Parties or other address as may be designated by other Parties to such Party from time to time. The date on which the notice is deemed to have been properly served shall be determined as follows: (a) in case of notice sent by personal delivery, it shall be deemed to have been properly served on the same date of personal delivery; (b) in case of notice sent by letter, it shall be deemed to have been properly served on the tenth (10th) day upon the date of mailing by the registered airmail, postage prepaid (and the mailing date shall be the one indicated on the postmark), or the fourth (4th) day upon delivery to an internationally recognized courier service agency; and (c) in case of notice sent by fax, it shall be deemed to have been properly served at the time of receipt showed on the confirmation of transmission of relevant documents.

Party A: 500.COM LIMITED

Address:

Attn.:

Fax:

Tel:

/s/ Pan Zhengming

Party B: Zhang Han

Address:

Fax:

Tel:

/s/ Zhang Han

Party C: Yu Bo

Address:

Fax:

Tel:

/s/ Yu Bo

Party D: E-Sun Sky Computer (Shenzhen) Co., Ltd.

Address:

Attn.:

Fax:

Tel:

/s/ Yu Bo [seal]

Article 10 Without prior written consent of Party A, Shareholders may not assign their rights and obligations hereunder to any third party. Shareholders hereby agree that Party A may assign its rights and obligations hereunder to any other third party whenever necessary. Party A shall only be required to issue a written notice to Shareholders when such assignment occurs, without the need to obtain consent from Shareholders on such assignment.

Article 11 The Parties acknowledge and confirm that any oral or written information mutually exchanged in connection with this Agreement shall be Confidential Information. The Parties shall keep in confidential all such information, and without written consent of other Parties, they may not disclose any relevant information to any third party except under the following circumstances: (a) where such information is or will be known by the general public (for reasons other than the unauthorized disclosure to the public by any Party receiving such information); (b) where the disclosure of such information is required by the applicable laws or stock exchange rules or regulations; or (c) where any Party needs to disclose such information to its legal or financial advisor for the purpose of the transaction contemplated herein, and such legal or financial advisor also needs to assume confidentiality liability similar to that provided in this Article. The breach of confidentiality by the staff of or agency retained by any Party shall be deemed as breach of confidentiality by such Party, and such Party shall assume the liabilities for breach of contract in accordance with this Agreement. This Article will survive the invalidity, change, termination, rescission or inoperability of this Agreement due to any reason.

Article 12 The conclusion, validity, interpretation, performance, revision and termination and dispute resolution of this Agreement shall be governed by the PRC laws. In case of any dispute between the Parties hereto arising out of the interpretation and performance of this Agreement, the Parties shall negotiate to solve such dispute in good faith. In case of failure to do so, either Party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then in force. The seat of arbitration shall be Beijing, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties.

Article 13 Once effective, this Agreement shall constitute the entire agreement among the Parties hereto with respect to the content of this Agreement and thoroughly supersede all oral and written agreements and understandings among the Parties with respect to the content hereof prior to the conclusion of this Agreement.

Article 14 This Agreement shall be made in four original copies, with each Party holding one copy with the same legal effect.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date first written above.

Party A: 500.COM LIMITED

Signature:

Name:

Title:

Party B: Zhang Han

Signature:

Party C: Yu Bo

Signature:

Party D: E-Sun Sky Computer (Shenzhen) Co., Ltd.

Signature:

Name:

Title:

Signature Page of Proxy Agreement